UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/07/2012

Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9608

Delaware	36-3514169
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Glenlake Parkway
Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

770-418-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 7, 2012, the Board of Directors of Newell Rubbermaid Inc. (the "Company") elected Ignacio Perez Lizaur to serve as a director of the Company.

As a non-employee director, Mr. Perez Lizaur will receive an annual retainer of $100,000 and is eligible to participate in the Company's 2008 Deferred Compensation Plan under which he may defer up to 100% of his fees. Non-employee directors also receive an annual restricted stock unit award valued at $110,000, with the number of restricted stock units determined by the fair market value of a share of the Company's common stock on the date of grant. The restricted stock unit award is typically made in May of each year and vests on the first anniversary of the date of grant. Mr. Perez Lizaur has been named to serve on the Company's Audit Committee.

A copy of the press release issued by the Company announcing the election of Mr. Perez Lizaur to the Board of Directors is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

Date: August 09, 2012	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 9, 2012